Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3, File Nos. 333-33980, 333-73397, 333-69969, 333-02507, 333-29829, 333-35897, 333-110335, 333-122880, 333-124429, 333-132199, and 333-135040 and Form S-8, File Nos. 33-73332, 333-09801, 333-56966, 333-122878 and 333-132408) of Nutrition 21, Inc. of our report dated August 31, 2006, with respect to the consolidated financial statements and financial statement schedule of Nutrition 21, Inc., included in this Annual Report on Form 10-K for the year ended June 30, 2006.

/s/ J.H. COHN LLP

Roseland, New Jersey
September 25, 2006